UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2013, Albany Molecular Research, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Dr. Thomas E. D’Ambra will resign as the Company’s President and Chief Executive Officer, such resignation to be effective on December 31, 2013.  At such time, Dr. D’Ambra will be appointed as the Chairman of the Board of Directors.  The Press Release also announced that on January 1, 2014, Mr. William Marth, the Company’s current Chairman of the Board of Directors, would assume the roles of President and Chief Executive Officer and remain as a member of the Board of Directors. On September 6, 2013, Dr. D’Ambra entered into a Transition Agreement with the Company (the “Transition Agreement”) and Mr. Marth entered into an Employment Agreement with the Company (the “Employment Agreement”).

Mr. Marth, 58, joined AMRI as a member of the Board of Directors in June 2012. Mr. Marth, formerly President and Chief Executive Officer of Teva – Americas, retired from active involvement in Teva in 2012. He had previously served as President and Chief Executive Officer of Teva North America from January 2008 to June 2010 and prior to that as President and Chief Executive Officer of Teva USA. He was previously Executive Vice President and Vice President of Sales and Marketing for Teva USA.

Mr. Marth played a significant role in establishing Teva as a leading Specialty Pharmaceutical company and being ultimately recognized as the worldwide No. 1 producer of generic drugs. In his role, he led the respiratory, neuroscience, oncology and women’s healthcare divisions, as well as Latin America and Canada. He was a member of Teva’s global executive management team and Teva Americas’ board of directors from 2007 until 2013. He brings to this role his global experience in strategic planning, investor relations, research and development, supply chain and regulatory matters. He was the architect of the $6.8 billion Cephalon and $7.4 billion Barr Laboratories acquisitions. Prior to joining Teva USA, he held various positions with the Apothecon division of Bristol-Myers Squibb.

Mr. Marth, who earned his B.Sc. in Pharmacy from the University of Illinois in 1977 and his M.B.A. in 1989 from the Keller Graduate School of Management, DeVry University, is a licensed pharmacist and serves on various other boards and committees, including The University of the Sciences in Philadelphia and the Board of Ambassadors for John Hopkins’ Project RESTORE. In addition, Mr. Marth served as the Chairman of the Board of the Generic Pharmaceutical Association (GPhA) in 2008 and 2009 and the American Society for Health-System Pharmacists (ASHP) in 2010.

Mr. Marth is a senior advisor to, and was previously President and Chief Executive Officer of Teva Americas, Teva North America and Teva USA, all of which are affiliates or former affiliates of a global pharmaceutical company to which the Company provided a variety of services in 2012 and 2013. The Company received $889,109 in contract revenue from this customer in 2012 and continues to receive contract revenue in 2013.

In his role as President and Chief Executive Officer of the Company, Mr. Marth will receive a base salary of $650,000 per year and is eligible for a cash bonus of up to 90% of his base salary, which would be paid with respect to any fiscal year based on the performance of the Company to established objectives, along with the achievement of personal goals set for Mr. Marth. In addition, Mr. Marth will be paid a relocation bonus of $350,000 in order to provide for the relocation of his family and household goods. In the event that Mr. Marth terminates his employment with AMRI within 24 months he will be required to repay the relocation bonus. Effective on the date of employment Mr. Marth will be granted shares of restricted stock with a value of $1,000,000 based on the fair market value on the date of grant. These shares will vest in equal installments over the first four anniversaries of the date of grant, subject to continued employment on each such date. Mr. Marth shall also be entitled to receive shares of restricted stock and a non-qualified stock option to purchase shares of common stock with a total fair market value of $1,000,000, which grants shall be made at the same time that annual awards are made to other Company executives in early 2014 and all such awards shall be performance awards, with vesting tied to achievement of performance metrics to be determined by the Board of Directors of the Company or the Compensation Committee of the Board of Directors. The Employment Agreement also contains terms and conditions regarding restrictive covenants, termination, change of control, and other matters. In particular, in the case of an involuntary termination, subject to the execution of a release of claims, Mr. Marth will be entitled to receive a pro rata bonus and a severance payment equal to two times his base salary and one times his last bonus. Mr. Marth’s equity awards will also become vested upon an involuntary termination following a change in control or upon a change in control if it occurs in 2015 or later.

The Transition Agreement with Dr. D’Ambra recognizes Dr. D’Ambra’s long and distinguished service to the Company and provides for the payment of certain benefits to Dr. D’Ambra following his resignation and the continuation of certain obligations under the terms of the Amended and Restated Employment Agreement between the Company and Dr. D’Ambra dated as of April 5, 2012.  The benefits include the following: (a) a bonus payment related to the Company’s fiscal 2013 year, which will be payable only after the completion of the fiscal year and is dependent on the Company meeting its performance goals for such fiscal year; (b) the continuation of vesting of certain outstanding stock option and restricted stock awards held by Dr. D’Ambra prior to his resignation, tied to continued Board service; and (c) the continuation of health care benefits for Dr. D’Ambra for 24 months. In addition, in recognition of Dr. D’Ambra’s new role as Chairman of the Board, on or about January 1, 2014, he will receive a grant of shares of restricted stock with a value of $1,000,000 based on the fair market value on the date of grant, which shares will vest in full on the fifth anniversary of the date of grant, or earlier upon a change of control of the Company, in each case subject to continued service through the vesting date. Dr. D’Ambra will continue to be employed pursuant to his Amended and Restated Employment Agreement until the date of his resignation and will receive his regular rate of salary and all of his existing benefits and perquisites through the term of employment.  In addition, Dr. D’Ambra will continue to receive certain technology incentive payments with respect to his status as the inventor of certain products on which the Company receives royalties. Such technology incentive payments are not dependent on Dr. D’Ambra’s status as an employee or member of the Board of Directors of the Company. In addition, the Transition Agreement includes a general release of claims by Dr. D’Ambra arising out of or related to Dr. D’Ambra’s employment with the Company.

The description of the Transition Agreement and the Employment Agreement contained herein do not purport to be complete and are qualified in the entirety by reference to the complete text of the Transition Agreement and the Employment Agreement.

A copy of the press release announcing these events is attached hereto as Exhibit 99.1 and is furnished herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 9, 2013.